CONSENT OF INDEPENDENT AUDITORS



 We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report on Dreyfus Emerging Markets Fund dated July 10, 2002, which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-58248 and 811-7502) of Dreyfus International Funds, Inc.

                                ERNST & YOUNG LLP

 New York, New York
 September 23, 2002